                                                                EXHIBIT 1(b)


                               Pricing Agreement
                               -----------------



Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004


                                                                   July 23, 1997


Dear Sirs:

        Becton, Dickinson and Company, a New Jersey corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated July 23, 1997 (the "Underwriting Agreement"), to issue and sell to the Underwriters named in Schedule 1 hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

        An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

        Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.

        If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters this letter and such
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acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

                                        Very truly yours,

                                        Becton, Dickinson and Company

                                        /s/ Geoffrey D. Cheatham
                                        By: ___________________________
                                            Name:  Geoffrey D. Cheatham
                                            Title:  Vice President and Treasurer


Accepted as of the date herof:


/s/ Goldman, Sachs & Co.
______________________________
   (Goldman, Sachs & Co.)


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                                  SCHEDULE I


                                                                 Principal
                                                                Amount of
                                                                Designated
                                                                Securities
                                                                   to be
Underwriter                                                      Purchased
-----------                                                      ---------



Goldman, Sachs & Co. ..............................           $200,000,000

                                                              ------------
                 Total ............................           $200,000,000
                                                              ============


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                                  SCHEDULE II




Title of Designated Securities:

      7% Debentures due August 1, 2027
Aggregate principal amount:

      $200,000,000

Price to Public:

      99.415% of the principal amount of the Designated Securities

Purchase Price by Underwriters:

      98.540% of the principal amount of the Designated Securities

Form of Designated Securities

      Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.

Specified funds for payment of purchase price:

      Federal (same day) funds

Indenture:

      Indenture dated as of March 1, 1997 between the Company and The Chase Manhattan Bank, as Trustee.

Maturity:

      August 1, 2027

Interest Rate:

      7%

Interest Payment Dates:

      February 1 and August 1, commencing February 1, 1998

Redemption Provisions:

      No provisions for redemption.

Sinking Fund Provisions:

      No sinking fund provisions.

Defeasance provisions:

      The defeasance provisions of the Indenture are applicable to the Designated Securities.

Time of Delivery:

      10:00 a.m. (New York City time), July 28, 1997.

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Closing Location:

      Sullivan & Cromwell
      125 Broad Street
      New York, New York 10004

Names and addresses of Representatives:

      Goldman, Sachs & Co.

      85 Broad Street
      New York, New York 10004